NUMBER
KG

SHARES

KINBASHA GAMING INTERNATIONAL, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK

CUSIP 494488 20 8

THIS CERTIFIES THAT:

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF NO PAR VALUE EACH OF

KINBASHA GAMING INTERNATIONAL, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Florida, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

KINBASHA GAMING INTERNATIONAL, INC. CORPORATE SEAL 1996 FLORIDA

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
JERSEY CITY, NJ
TRANSFER AGENT

BY:

AUTHORIZED OFFICER

Masami Umezono
SECRETARY

Masatoshi Takahama
PRESIDENT